UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

Sphere 3D Corp.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

895 Don Mills Road,
Bldg. 2, Suite 900	M3C 1W3
Toronto, Ontario

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 5, 2018, the Sphere 3D Corp. (the “Company”) filed Articles of Amendment to effectuate a share consolidation (the “Share Consolidation”) of its issued and outstanding common shares on a 1-for-8 basis. The Share Consolidation became effective on November 5, 2018. Following the Share Consolidation, every eight (8) issued and outstanding common shares of the Company will be automatically combined and converted into one (1) issued and outstanding common share. No fractional shares will be issued in connection with Share Consolidation. If the Share Consolidation results in a fractional share, the number of new common shares issued will be rounded to the nearest whole share (with one half being rounded upward). The par value and other terms of the Company’s common shares were not affected by the Share Consolidation.

As previously announced, the Company’s shareholders authorized the Board, in its discretion, to effect a share consolidation of the Company’s common shares at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board and effected, if at all, within one year from the date of the special meeting of the shareholders. On October 24, 2018, subject to receipt of shareholder approval, the Board of Directors of Company determined to effect the Share Consolidation at a ratio of 1-for-8 and approve the corresponding final form of the Amendment.

The Company’s common shares will begin trading on a Share Consolidation-adjusted basis on the Nasdaq Capital Market at the opening of trading on November 6, 2018. In connection with the Share Consolidation, the Company’s common shares will commence trading with a new CUSIP number, 84841L308, and will be traded under the existing trading symbol “ANY”. The Company’s transfer agent, TSX Trust Company is acting as exchange agent for the Share Consolidation and will send instructions to shareholders of record regarding the exchange of certificates for common shares.

The foregoing description of the Articles of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Articles of Amendment, a copy of which is attached to hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 5, 2018, the Company issued a press release announcing the Share Consolidation. A copy of the of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Amendment of the Company dated November 5, 2018.
99.1	Press Release dated November 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:     November 5, 2018

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Amendment of the Company dated November 5, 2018.
99.1	Press Release dated November 5, 2018